Exhibit 1

                                    HEI, INC.
                             1495 Steiger Lake Lane
                               Victoria, MN 55386

                               September 10, 2000


Mr. Anthony J. Fant
1495 Steiger Lake Lane
Victoria, MN 55386

           Re:  Acquisition of Shares of Colorado MEDtech, Inc.
                -----------------------------------------------

Dear Mr. Fant:

           This letter agreement sets forth the terms pursuant to which HEI, Inc., a Minnesota corporation ("HEI"), will purchase from you (the "Seller"), 1,214,300 shares (the "CM Shares") of common stock, no par value, of Colorado MEDtech, Inc., a Colorado corporation ("Colorado MEDtech").

           1. Sale of CM Shares; Purchase Price. The Seller agrees to sell to HEI, and HEI agrees to purchase from the Seller, the CM Shares, for an aggregate purchase price of $8,330,775.26 (the "Purchase Price"), which represents the weighted average price paid by the Seller for the CM Shares as set forth on Schedule A of the Seller's Schedule 13D filed with the Securities and Exchange Commission on August 31, 2000. The Purchase Price shall be payable (a) by the delivery to Seller of 235,000 shares of common stock, $.05 par value per share, of HEI (the "HEI Shares"), which shares have a market value of $5,258,125, based upon the average of the high and low per share sales price of HEI common stock on the Nasdaq Stock Market on September 8, 2000, of $22.375 and (b) by the assumption by HEI of $3,072,650.26 of indebtedness of Seller, which indebtedness was incurred by Seller in connection with the acquisition of the CM Shares (the "Margin Debt").

           2. Transfer of Shares. Seller agrees to transfer to HEI, or cause to be transferred to HEI, as promptly as practicable after the date hereof, the CM Shares. HEI agrees to transfer to Seller, or cause to be transferred to Seller, as promptly as practicable after the date hereof, the HEI Shares, and to assume, as promptly as practicable after the date hereof, the Margin Debt.

           3. Expenses of Seller. Upon receipt of appropriate documentation from the Seller, HEI will promptly reimburse Seller, in cash, for all of Seller's costs and expenses reasonably related to Seller's acquisition and holding of the CM Shares prior to the date hereof, including but not limited to commissions paid by Seller to brokers in connection with the acquisition of the CM Shares and interest paid by Seller on the Margin Debt, as well as reasonable attorneys' fees incurred by the Seller in connection with this letter agreement and the preparation of the Seller's Schedule 13D filing made in connection with the acquisition of the CM Shares (collectively, "Expenses").

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           4. Representations of Seller. Seller is the sole beneficial owner of the CM Shares, and owns such shares free and clear of all liens, claims, limitations on voting rights, options, security interests, pledges and other encumbrances (collectively, "Liens"), except for the Margin Debt, and except for restrictions, if any, which may exist as a result of provisions of Colorado MEDtech's charter, bylaws or Rights Agreement dated as of January 14, 1999, as amended and restated June 22, 2000, or of provisions of the Colorado Business Corporation Act. Other than the CM Shares, Seller does not own or have the right to acquire any shares of capital stock of Colorado MEDtech. Upon delivery of the CM Shares by Seller as provided herein, HEI will acquire title to the CM Shares free and clear of any Liens, except for the Margin Debt, and will be entitled to all the rights of a holder of such CM Shares. Seller has no actual knowledge of, nor any reason to believe that, the CM Shares, together with the 100 shares of common stock of Colorado MEDtech purchased by HEI on September 8, 2000, represent 10% or more of Colorado MEDtech's outstanding shares of common stock on the date hereof.

           5. Representations and Covenants of HEI. (a) Except for 100 shares of common stock of Colorado MEDtech purchased by HEI on September 8, 2000, HEI does not own, beneficially or of record, any shares of capital stock of Colorado MEDtech. Upon delivery of the HEI Shares by HEI as provided herein, the Seller will acquire title to the HEI Shares free and clear of any Liens, and will be entitled to all the rights of a holder of such HEI Shares. HEI has no actual knowledge of, nor any reason to believe that, the CM Shares, together with the 100 shares of common stock of Colorado MEDtech purchased by HEI on September 8, 2000, represent 10% or more of Colorado MEDtech's outstanding shares of common stock on the date hereof.

           (b) The HEI Shares, when issued, sold, and delivered in accordance with the terms of this letter agreement, will be duly authorized and validly issued, fully paid and non-assessable and free of restrictions on transfer, other than restrictions on transfer under applicable state and federal securities laws.

           (c) HEI will use its reasonable best efforts to promptly list the HEI Shares on the Nasdaq Stock Market.

           (d) HEI will use its reasonable best efforts to promptly have the Seller removed as an obligor or guarantor on the Margin Debt.

           6. Subsequent Transfer of CM Shares. If, at any time after the date hereof and prior to the earlier of (a) the consummation of a transaction whereby HEI directly or indirectly gains control of Colorado MEDtech, or (b) the date that is 18 months from the date hereof, HEI transfers (by way of sale, merger or otherwise) any or all of the CM Shares to any person, other than an affiliate of HEI, at a price per share (including the fair market value of any non-cash consideration) in excess of the Purchase Price plus the amount of any Expenses divided by the number of CM Shares transferred hereby (as adjusted to reflect fully the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like exchange with respect to shares of Colorado MEDtech common stock after the date hereof) (the "Per Share Purchase


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Price"), HEI shall promptly pay to Seller an amount, not to exceed $2,446,137, equal to 50% of the aggregate proceeds received by HEI in such transfer in excess of the Per Share Purchase Price multiplied by the number of CM Shares transferred by HEI (as adjusted to reflect fully the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like exchange with respect to shares of Colorado MEDtech common stock after the date hereof), less the amount of any Expenses.

           7. Demand Registration Rights. At any time while the Seller holds the HEI Shares, upon the written request of the Seller that HEI effect the registration under the Securities Act of 1933 (the "Securities Act") of all or part of the HEI Shares, and specifying the number of HEI Shares sought to be registered and the intended method of distribution thereof, HEI shall use its reasonable best efforts to effect as promptly as practicable the registration of the HEI Shares under the Securities Act, and any applicable state securities laws, and in connection therewith shall prepare and file with the SEC a registration statement with respect to the offer and sale of the HEI Shares and any other shares of common stock of HEI which HEI or other holders of HEI common stock having registration rights may elect to register in connection with such offering, provided that HEI shall not be required to effect a registration under this Section 7 on more than one occasion. At the request of the Seller, the registration statement to be filed pursuant to this Section 7 shall be on Form S-3 under the Securities Act (if HEI is then eligible to utilize such form) in order to allow the offer and sale by the Seller of the HEI Shares on a delayed or continuous basis in accordance with Rule 415 under the Securities Act. If a registration under this Section 7 involves an underwritten offering, and the managing underwriter advises HEI in writing that, in its opinion, the number of shares requested to be included in such registration exceeds the number which can be sold in such offering within an acceptable price range, HEI will include in such registration, to the extent of the number which HEI is so advised can be sold in such offering, first, the HEI Shares, second, securities that HEI proposes to sell, and third, securities of HEI held by other persons having registration rights proposed to be included in such registration, pro rata among such holders. HEI shall pay all fees and expenses in connection with a registration described in this Section 7, except that the Seller shall pay for any fees, discounts and commissions of any underwriter applicable to the HEI Shares to be sold in such offering.

           8. Piggyback Registration Rights. If at any time while Seller holds the HEI Shares, HEI proposes to file on its behalf and/or on behalf of any other holder of shares of HEI common stock a registration statement under the Securities Act to register an offering of shares of HEI common stock on any form under the Securities Act, other than a registration statement on Form S-4 or S-8 (or any successor form) for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to be offered to employees of or consultants to HEI, it shall include in such registration statement, at the request of the Seller, all or any part of the HEI Shares, and register such HEI Shares under any applicable state securities laws. Notwithstanding the foregoing, if the registration statement involves an underwritten offering and the managing underwriter advises HEI in writing that, in its opinion, the number of shares requested to be included in such


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registration exceeds the number which can be sold in such offering within an acceptable price range, HEI will include in such registration, to the extent of the number which HEI is so advised can be sold in such offering, first, securities of HEI that HEI proposes to sell and second, securities of HEI held by other persons, including the Seller, having registration rights proposed to be included in such registration, pro rata among such holders. HEI shall pay all fees and expenses in connection with a registration described in this Section 8, except that the Seller shall pay for any fees, discounts and commissions of any underwriter applicable to the HEI Shares to be sold in such offering. The rights of the Seller under Sections 7 and 8 hereof may be assigned by the Seller to any transferee of the HEI Shares.

           9. Further Assurances. Each of HEI and Seller agree to execute and deliver such other documents and to do such other acts and things necessary for the purpose of carrying out the intent of this letter agreement.

           10. Entire Agreement. This letter agreement constitutes the entire agreement between HEI and the Seller with respect to the transactions contemplated hereby, and supersedes all negotiations, agreements, representations, warranties and commitments, whether in writing or oral, prior to the date hereof.

           11. Governing Law. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

           Please acknowledge acceptance of the terms of this letter agreement by signing in the space provided below for that purpose, whereupon this letter agreement will constitute a binding agreement between us.



                                           Very truly yours,

                                           HEI, INC.

                                           By: /s/ Don Reynolds
                                               -------------------------------
                                               Name: Don Reynolds
                                               Title: President and COO



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AGREED TO AS OF THE DATE
FIRST ABOVE WRITTEN:

/s/ Anthony J. Fant
-----------------------------
Anthony J. Fant, individually